SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
SIGNATURES
EXHIBIT 14

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a
Provision of the Code of Ethics.

     On April 29, 2004 The Midland Company’s Board of Directors approved amendments to the Code of Financial Conduct for Senior Financial Officers of the Company to include provisions contemplated by rules of the National Association of Securities Dealers and relating to compliance procedures, prohibitions against retaliation against employees, applicability to all employees and the amendment of the Code. The Code, which is incorporated herein by reference, is available upon written request to John I. Von Lehman at The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102 and is attached hereto as Exhibit 14.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY
Date: April 29, 2004	By:	/s/ John I. Von Lehman
John I. Von Lehman
Executive Vice President, Chief Financial Officer and Secretary